NYSE

Tanya Hoos, CPA
Senior Director

NYSE Regulation
11 Wall Street
New York, NY 10005
T +1 212 656 5391
tanya.hoos@theice.com

Via Electronic Mail

May 11, 2017

Mr. Anthony L. Otten
Chief Executive Officer
Versar, Inc.
6850 Versar Center
Springfield, Virginia 22151

Dear Mr. Otten:

We are pleased to inform you that Versar, Inc. (the "Company") is back in compliance with one of the NYSE MKT LLC ("NYSE MKT" or the "Exchange") continued listing standards set forth in Part 10 of the NYSE MKT Company Guide ("Company Guide")[1]. Specifically, the Company has resolved the continued listing deficiency with respect to Sections 134 and 1101 of the Company Guide referenced in the Exchange's letter dated October 17, 2016 since it filed its delayed Form 10-K for the fiscal year ended July 1, 2016 with the Securities and Exchange Commission ("SEC") on March 28, 2017 and the delayed Form 10-Qs for the periods ended on September 30, 2016 and December 30, 2016 with the SEC on May 10, 2017.

The late filer (".LF") indicator will no longer be disseminated beginning at the opening of trading on May 12, 2017. However, the "BC" indicator will continued to be disseminated and the Company will remain on the list of NYSE MKT noncompliant issuers on the Exchange's website due to its noncompliance with Section 1003(a)(i) of the Company Guide. The Company remains subject to the procedures and requirements of Section 1009 of the Company Guide and to the condition as set forth in the Exchange's letter dated April 6, 2017.

If you have any questions, please contact Deoclides Machado at 212-656-3559.

Sincerely,

Tanya Hoos

cc: James Villa, Versar, Inc.
Donna Hayes, Intercontinental Exchange | NYSE

[1] See http://wallstreet.cch.com/MKT/CompanyGuide/.